Exhibit 99.1

Contacts:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Kevin LeBlanc	Jacqueline Chen Valencia
	Director of Investor	Senior Vice President
	Relations	Marketing & Communications
	(225) 292-2031	(225) 299-3688
	kevin.leblanc@amedisys.com	jacqueline.chen@amedisys.com

AMEDISYS REPORTS THIRD QUARTER FINANCIAL RESULTS

- RECORDS NON-CASH IMPAIRMENT CHARGE

- LOWERS 2011 GUIDANCE

- ANNOUNCES EXECUTIVE CHANGES AND STRATEGIC REALIGNMENT

- TO HOST CONFERENCE CALL TODAY AT 10:00 A.M. ET

BATON ROUGE, Louisiana (November 1, 2011) — Amedisys, Inc. (NASDAQ: AMED), a leading home health and hospice company, today reported its financial results for the three and nine-month periods ended September 30, 2011 and updated 2011 guidance.

Non-Cash Impairment Charge

As of September 30, 2011, we concluded that impairment indicators existed based on our decline in market capitalization, third quarter results and recent forecasts; these indicators prompted us to perform an interim impairment test. As a result of our preliminary assessment we recorded an estimated non-cash goodwill and other intangible assets impairment charge of $574.1 million as of September 30, 2011. Due to the complexity of the process, we will not fully complete the measurement of the implied fair value of goodwill until the fourth quarter of 2011 and, accordingly, the goodwill and other intangibles impairment charge included in our condensed consolidated statement of operations for the three and nine-months ended September 30, 2011 represents an estimate. Any adjustments to these amounts, which could be material, resulting from the completion of the measurement of the impairment charges will be recognized during the fourth quarter of 2011. As this impairment charge is non-cash in nature, it does not affect liquidity, debt covenants or cash flow from operations.

Three-Month Periods Ended September 30, 2011 and 2010

•

After adding back $574.9 million and $6.3 million ($434.3 million and $3.8 million, net of income tax) or $15.09 and $0.13 per diluted share in certain items* for 2011 and 2010, respectively, the following would have been our adjusted results:

•

Net service revenue of $374.9 million compared to $401.0 million in 2010, a decrease of $26.1 million or 6.5% (net service revenue of $404.7 in 2010, on a generally accepted accounting principles (“GAAP”) basis).

•

Net income attributable to Amedisys, Inc. of $10.6 million compared to $25.5 million in 2010, a decrease of 58.6% (net loss attributable to Amedisys Inc. of $423.7 million in 2011 and net income attributable to Amedisys, Inc. of $21.6 million in 2010, on a GAAP basis).

•

Diluted earnings per share of $0.36 compared to $0.89 per diluted share in 2010, a decrease of 59.5% (diluted loss per share of $14.73 in 2011 and diluted net earnings per share of $0.76 in 2010, on a GAAP basis).

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $29.4 million compared to $51.9 million in 2010, a decrease of 43.3% (unadjusted EBITDA of negative $547.4 million in 2011 and $46.5 million in 2010).

Nine-Month Periods Ended September 30, 2011 and 2010

•

After adding back $575.7 million and $7.5 million ($434.8 million and $4.6 million, net of income tax) or $15.18 and $0.16 per diluted share in certain items*, the following would have been our adjusted results:

•	Net service revenue of $1.1 billion compared to $1.2 billion in 2010, a decrease of $124.6 million or 10.1% (a decrease of $127.1 million on a GAAP basis).

•

Net income attributable to Amedisys, Inc. of $48.0 million compared to $95.0 million in 2010, a decrease of 49.5% (net loss attributable to Amedisys Inc. of $386.8 million in 2011 and net income attributable to Amedisys, Inc. of $90.5 million in 2010, on a GAAP basis).

•

Diluted earnings per share of $1.65 compared to $3.34 per diluted share in 2010, a decrease of 50.6% (diluted loss per share of $13.53 in 2011 and diluted net earnings per share of $3.18 in 2010, on a GAAP basis).

•	EBITDA of $114.8 million compared to $187.2 million in 2010, a decrease of 38.7% (unadjusted EBITDA of negative $462.9 million in 2011 and $180.6 million in 2010).

*See footnote 2 on page 10 for explanation of these certain items.

Executive Changes and Strategic Realignment

We announced today certain executive leadership changes and a strategic realignment of our operating units to better address performance and position the company for long term success. Based on disappointing operating performance and looming 2012 cuts in Medicare reimbursement, we have reviewed our portfolio of care centers for long term potential. This review has resulted in the identification of approximately 50 care centers targeted for closure, consolidation, or sale.

We are reorganizing our divisional leadership to adjust to these portfolio changes and better align its operations for the future. As part of this reorganization, Mike Snow, the company’s Chief Operating Officer, is departing. As announced earlier in the quarter, Jim Robinson, the company’s Executive Vice President of Operations, is leading both the home health and hospice business units and will now report directly to William F. Borne, Amedisys’ Chief Executive Officer.

Separately, we announced that Ronald LaBorde has been appointed President. Mr. LaBorde has served on the company’s board since 1997, serving as Lead Director since 2003. He will remain a member of the Board of Directors following his employment, at which time Donald Washburn will serve as the company’s new Lead Director.

In addition, we announced that effective January 1, 2012, Dale Redman, Amedisys’ current Chief Financial Officer, will transition to the role of Executive Vice President and Treasurer in anticipation of his planned retirement during the first quarter of 2012. Following this transition, it is intended that Mr. LaBorde will assume the additional role of Chief Financial Officer.

“This was a difficult quarter for the company”, stated William F. Borne, Amedisys’ Chief Executive Officer. “With third quarter results below our expectations, we are lowering guidance for the year. However, we have made a number of strategic decisions aimed at realigning the company to better address performance and position the company for future success. While we are facing short term challenges, we believe the company is well positioned in an industry with very favorable long term demographic trends.”

2011 Guidance

•	Net service revenue is anticipated to be in the range of $1.475 billion to $1.500 billion.

•	Diluted earnings per share is expected to be in the range of $1.90 to $2.00 based on an estimated 29.3 million shares outstanding.

This adjusted guidance excludes the effects of the following: the non-cash impairment charge; any future acquisitions, if any are made; effects of any share repurchases; non-recurring costs (i.e. certain items) that may be incurred during the year or the impact of the final 2012 Medicare rate changes.

We urge caution in considering the current trends and guidance disclosed in this press release. The home health and hospice industry is highly competitive and subject to intensive regulations, and trends and guidance are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com. We disclaim any obligations to update disclosed information on trends.

Earnings Call and Webcast Information

To participate in the conference call, please dial (800) 500-0311 (Toll free) or (719) 325-2442 (Toll) a few minutes before 10:00 a.m. ET on Tuesday, November 1, 2011. A replay of the conference call will be available through November 8, 2011. The replay dial in number is (888) 203-1112 (Toll free) or (719) 457-0820 (Toll). The replay pin number is 9233241.

The call will also be available through our website and for seven days thereafter at the following web address: http://www.amedisys.com/investors.

We are headquartered in Baton Rouge, Louisiana. Our common stock trades on the NASDAQ Global Select Market under the symbol “AMED.”

Additional information

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, adverse effects of a failure of the Federal government to fund government programs in which we participate, such as Medicare or Medicaid, adverse effects of a possible delay in the Federal budget process or a Federal government shutdown, our ability to open agencies, acquire additional agencies and integrate and operate these agencies effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies (including in the estimate of our preliminary impairment charge), our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, changes in or developments with respect to any litigation or investigations relating to the Company, including the United States Senate Committee on Finance inquiry, the SEC investigation and the U.S. Department of Justice Civil Investigative Demand and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures as defined under SEC rules: EBITDA, defined as net (loss) income attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization, adjusted EBITDA, defined as EBITDA plus certain items, adjusted net service revenue, defined as net service revenue plus certain items, adjusted net income attributable to Amedisys, Inc., defined as net (loss) income attributable to Amedisys, Inc. plus certain items and adjusted diluted earnings per share, defined as diluted (loss) earnings per share plus the earnings per share effect of certain items. In accordance with SEC rules, we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP. Management believes that these are useful gauges of our performance and are common measures used in our industry to assess relative financial performance among companies.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED FINANCIAL STATEMENT DATA AND SUPPLEMENTAL INFORMATION

(Amounts in thousands, except share, per share data and statistical information)

(Unaudited)

Balance Sheet Information

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$29,462	$120,295
Patient accounts receivable, net of allowance for doubtful accounts of $18,110 and $20,977	151,208	141,549
Prepaid expenses	10,950	9,947
Other current assets	13,795	22,259

Total current assets	205,415	294,050

Property and equipment, net of accumulated depreciation of $85,351 and $78,074	146,928	138,554
Goodwill	335,811	791,412
Intangible assets, net of accumulated amortization of $19,875 and $17,135	52,259	53,393
Deferred tax asset	77,173	—
Other assets, net	29,190	22,454

Total assets	$846,776	$1,299,863

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$22,347	$20,663
Payroll and employee benefits	77,038	82,961
Accrued expenses	67,939	61,254
Current portion of long-term obligations	33,525	37,178
Current portion of deferred income taxes	8,659	14,285

Total current liabilities	209,508	216,341
Long-term obligations, less current portion	119,726	144,688
Deferred income taxes	—	52,286
Other long-term obligations	5,561	6,833

Total liabilities	334,795	420,148

Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 30,717,775 and 29,867,701 shares issued; and 30,029,731 and 29,232,807 shares outstanding	30	29
Additional paid-in capital	428,400	407,156
Treasury stock at cost, 688,044 and 634,894 shares of common stock	(15,762)	(14,022)
Accumulated other comprehensive income	15	25
Retained earnings	97,891	484,669

Total Amedisys, Inc. stockholders’ equity	510,574	877,857
Noncontrolling interests	1,407	1,858

Total equity	511,981	879,715

Total liabilities and equity	$846,776	$1,299,863

Statement of Operations Information

	For the Three-Month Periods Ended September 30,		For the Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Net service revenue	$374,861	$404,680	$1,112,885	$1,239,996
Cost of service, excluding depreciation and amortization	205,657	206,302	589,983	619,654
General and administrative expenses:
Salaries and benefits	87,106	89,712	253,618	265,266
Non-cash compensation	3,150	2,636	8,265	8,317
Other	47,697	54,852	139,906	152,297
Provision for doubtful accounts	4,628	5,261	9,918	14,069
Depreciation and amortization	9,826	8,832	28,907	25,297
Goodwill and other intangibles impairment charge	574,114	—	574,114	—

Operating expenses	932,178	367,595	1,604,711	1,084,900

Operating (loss) income	(557,317)	37,085	(491,826)	155,096
Other (expense) income:
Interest income	18	197	225	374
Interest expense	(2,187)	(2,277)	(6,693)	(7,038)
Equity in earnings from unconsolidated joint ventures	325	788	1,114	2,310
Miscellaneous, net	(176)	(42)	(940)	(1,585)

Total other expense, net	(2,020)	(1,334)	(6,294)	(5,939)

(Loss) income before income taxes	(559,337)	35,751	(498,120)	149,157
Income tax benefit (expense)	135,640	(13,943)	111,458	(58,153)

Net (loss) income	(423,697)	21,808	(386,662)	91,004
Net (income) attributable to noncontrolling interests	(25)	(174)	(116)	(522)

Net (loss) income attributable to Amedisys, Inc.	$(423,722)	$21,634	$(386,778)	$90,482

Net (loss) income per share attributable to Amedisys, Inc. common stockholders:
Basic	$(14.73)	$0.77	$(13.53)	$3.23

Diluted	$(14.73)	$0.76	$(13.53)	$3.18

Weighted average shares outstanding:
Basic	28,770	28,096	28,587	28,007

Diluted	28,770	28,499	28,587	28,490

Cash Flow Information

	For the Three-Month Periods Ended September 30,		For the Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$27,780	$47,174	$104,293	$172,608
Net cash used in investing activities	(17,128)	(13,974)	(168,663)	(41,660)
Net cash used in financing activities	(9,322)	(21,190)	(26,463)	(37,396)

Net increase (decrease) in cash and cash equivalents	1,330	12,010	(90,833)	93,552
Cash and cash equivalents at beginning of period	28,132	116,027	120,295	34,485

Cash and cash equivalents at end of period	$29,462	$128,037	$29,462	$128,037

Supplemental Information – Home Health

	For the Three-Month Periods Ended September 30,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Episodic-based revenue	286.6	4.4	291.0	336.7	12.5	349.2
Nonepisodic-based revenue	19.0	0.4	19.4	18.4	0.9	19.3

Net service revenue	305.6	4.8	310.4	355.1	13.4	368.5

Same store episodic-based revenue growth (2)	(15)%			(1)%

Cost of service	167.4	3.3	170.7	175.9	10.3	186.2

Gross margin	138.2	1.5	139.7	179.2	3.1	182.3
Other operating expenses	79.5	2.7	82.2	84.6	16.3	100.9

Operating income before impairment charge (5)	$58.7	$(1.2)	$57.5	$94.6	$(13.2)	$81.4

Key Statistical Data:
Admissions:
Episodic-based	57,161	984	58,145	60,797	2,675	63,472
Nonepisodic-based	10,893	211	11,104	9,849	563	10,412

Total admissions	68,054	1,195	69,249	70,646	3,238	73,884

Same store episodic-based admission growth (2)	(6)%			6%

Recertifications:
Episodic-based	43,295	450	43,745	44,470	1,461	45,931
Nonepisodic-based	4,283	38	4,321	4,464	130	4,594

Total recertifications	47,578	488	48,066	48,934	1,591	50,525

Same store episodic-based recertification growth (2)	(3)%			(14)%

Episodic-based completed episodes	96,661	1,359	98,020	100,743	4,254	104,997

Visits:
Episodic-based	1,880,880	25,920	1,906,800	1,979,497	72,870	2,052,367
Nonepisodic-based	203,016	3,597	206,613	200,009	8,232	208,241

Total visits	2,083,896	29,517	2,113,413	2,179,506	81,102	2,260,608

Cost per visit	$80.32	$110.25	$80.74	$80.71	$127.16	$82.38

Average episodic-based revenue per completed episode (3)	$2,972	$3,166	$2,975	$3,301	$3,118	$3,294

Episodic-based visits per completed episode (4)	18.7	17.6	18.7	19.2	17.2	19.1

	For the Nine-Month Periods Ended September 30,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Episodic-based revenue	889.6	16.3	905.9	1,040.6	39.6	1,080.2
Nonepisodic-based revenue	55.4	1.0	56.4	54.2	2.6	56.8

Net service revenue	945.0	17.3	962.3	1,094.8	42.2	1,137.0

Same store episodic-based revenue growth (2)	(15)%			6%

Cost of service	498.5	10.6	509.1	532.1	31.8	563.9

Gross margin	446.5	6.7	453.2	562.7	10.4	573.1
Other operating expenses	235.6	9.2	244.8	253.1	40.5	293.6

Operating income before impairment charge (5)	$210.9	$(2.5)	$208.4	$309.6	$(30.1)	$279.5

Key Statistical Data:
Admissions:
Episodic-based	176,118	3,487	179,605	183,668	8,158	191,826
Nonepisodic-based	31,797	604	32,401	28,906	1,586	30,492

Total admissions	207,915	4,091	212,006	212,574	9,744	222,318

Same store episodic-based admission growth (2)	(4)%			7%

Recertifications:
Episodic-based	130,330	1,361	131,691	138,553	4,663	143,216
Nonepisodic-based	12,893	118	13,011	13,872	354	14,226

Total recertifications	143,223	1,479	144,702	152,425	5,017	157,442

Same store episodic-based recertification growth (2)	(6)%			(8)%

Episodic-based completed episodes	294,195	4,488	298,683	306,607	12,906	319,513

Visits:
Episodic-based	5,689,997	86,571	5,776,568	6,028,910	222,163	6,251,073
Nonepisodic-based	600,382	10,538	610,920	599,735	29,861	629,596

Total visits	6,290,379	97,109	6,387,488	6,628,645	252,024	6,880,669

Cost per visit	$79.25	$109.33	$79.70	$80.28	$125.99	$81.95

Average episodic-based revenue per completed episode (3)	$3,011	$3,118	$3,013	$3,322	$3,193	$3,317

Episodic-based visits per completed episode (4)	18.7	17.7	18.7	19.1	17.4	19.0

(1)	Agencies for the prior period which are not considered same store agencies (i.e. agencies closed or consolidated in current or prior period or unopened startups).
(2)	Same store episodic-based revenue, admissions or recertifications growth is the percent increase (decrease) in our same store episodic-based revenue, admissions or recertifications for the period as a percent of the same store episodic-based revenue, admissions or recertifications of the prior period.
(3)	Average episodic-based revenue per completed episode is the average episodic-based revenue earned for each episodic-based completed episode of care.
(4)	Episodic-based visits per completed episode is the home health episodic-based visits on completed episodes divided by the home health episodic-based episodes completed during the period.
(5)	Operating loss of $516.6 million and $365.7 million on a GAAP basis for the three and nine-month periods ended September 30, 2011, respectively.

Supplemental Information – Hospice

	For the Three-Month Periods Ended September 30,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Medicare revenue	$38.3	$22.3	$60.6	$32.7	$1.5	$34.2
Non-Medicare revenue	2.5	1.4	3.9	2.0	—	2.0

Net service revenue	40.8	23.7	64.5	34.7	1.5	36.2
Same store Medicare revenue growth (2)	17%			14%

Cost of service	21.6	13.4	35.0	18.6	1.5	20.1

Gross margin	19.2	10.3	29.5	16.1	—	16.1
Other operating expenses	7.9	5.4	13.3	7.5	2.3	9.8

Operating income	$11.3	$4.9	$16.2	$8.6	$(2.3)	$6.3

Key Statistical Data:
Hospice admits	3,070	1,538	4,608	2,657	125	2,782
Hospice days	311,034	139,922	450,956	263,233	10,756	273,989
Average daily census	3,381	1,521	4,902	2,861	117	2,978
Revenue per day	$131.46	$169.29	$143.20	$131.76	$137.17	$131.97
Cost of service per day	$69.39	$95.18	$77.37	$71.00	$128.95	$73.28
Average length of stay	94	70	86	88	79	87

	For the Nine-Month Periods Ended September 30,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Medicare revenue	$111.5	$29.7	$141.2	$93.0	$4.3	$97.3
Non-Medicare revenue	7.5	1.9	9.4	5.5	0.2	5.7

Net service revenue	119.0	31.6	150.6	98.5	4.5	103.0
Same store Medicare revenue growth (2)	20%			22%

Cost of service	62.2	18.7	80.9	51.6	4.2	55.8

Gross margin	56.8	12.9	69.7	46.9	0.3	47.2
Other operating expenses	23.0	8.3	31.3	22.1	4.6	26.7

Operating income	$33.8	$4.6	$38.4	$24.8	$(4.3)	$20.5

Key Statistical Data:
Hospice admits	9,298	2,247	11,545	7,962	487	8,449
Hospice days	890,258	188,796	1,079,054	736,289	32,391	768,680
Average daily census	3,261	692	3,953	2,697	119	2,816
Revenue per day	$133.67	$167.51	$139.59	$133.72	$138.61	$133.93
Cost of service per day	$69.73	$98.98	$74.84	$70.14	$127.13	$72.54
Average length of stay	90	70	86	88	69	87

(1)	Agencies for the prior period which are not considered same store agencies (i.e. agencies closed or consolidated in current or prior period or unopened startups).
(2)	Same Store Medicare revenue growth is the percent increase in our same store Medicare revenue for the period as a percent of the same store Medicare revenue of the prior period.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED KEY STATISTICAL DATA AND

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three-Month Periods Ended September 30,		For the Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Key Statistical Data:
General
Number of home health agencies	482	537	482	537
Number of hospice agencies	90	72	90	72
Number of agencies acquired (1)	—	1	22	3
Number of agencies opened as start-up locations (1)	2	13	10	42

(1)	Includes both home health and hospice agencies.
(2)	Our calculation of days revenue outstanding, net at September 30, 2011 and 2010 is derived by dividing our ending net patient accounts receivable (i.e. net of estimated revenue adjustments and allowance for doubtful accounts) by our average daily net patient revenue for the three-month period ended September 30, 2011 and 2010, respectively.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA

	For the Three-Month Periods Ended September 30,		For the Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Net (loss) income attributable to Amedisys, Inc.	$(423,722)	$21,634	$(386,778)	$90,482
Add:
Provision for income taxes	(135,640)	13,943	(111,458)	58,153
Interest expense, net	2,169	2,080	6,468	6,664
Depreciation and amortization	9,826	8,832	28,907	25,297

EBITDA (1)	$(547,367)	$46,489	$(462,861)	$180,596

Add:
Certain items (2)	574,889	6,279	575,700	7,480
Valuation allowance adjustment	1,924	—	1,924	—
Intangible write-off (2)	—	(873)	—	(873)

Adjusted EBITDA (3)	$29,446	$51,895	$114,763	$187,203

Adjusted Net Service Revenue Reconciliation

	For the Three-Month Periods Ended September 30,		For the Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Net service revenue	$374,861	$404,680	$1,112,885	$1,239,996
Add:
Certain items (2)	—	(3,676)	(4,733)	(7,263)

Adjusted net service revenue (4)	$374,861	$401,004	$1,108,152	$1,232,733

Adjusted Net Income Reconciliation

	For the Three-Month Periods Ended September 30,		For the Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Net (loss) income attributable to Amedisys, Inc.	$(423,722)	$21,634	$(386,778)	$90,482
Add:
Certain items (2)	434,275	3,831	434,766	4,563

Adjusted net income attributable to Amedisys, Inc. (5)	$10,553	$25,465	$47,988	$95,045

Adjusted Diluted Earnings Per Share Reconciliation

	For the Three-Month Periods Ended September 30,		For the Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Net (loss) income attributable to Amedisys, Inc. common stockholders—diluted	$(14.73)	$0.76	$(13.53)	$3.18
Add:
Certain items (2)	15.09	0.13	15.18	0.16

Adjusted net income attributable to Amedisys, Inc. common stockholders—diluted (6)	$0.36	$0.89	$1.65	$3.34

(1)	EBITDA is defined as net (loss) income attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(2)	During the three and nine-month periods ended September 30, 2011, we recorded a $574.1 million estimated charge for the impairment of goodwill and other intangibles and incurred certain costs associated with acquisitions and related integrations costs and legal expenses related to the United States Senate Committee on Finance inquiry and the SEC and DOJ investigations discussed in Note 6 to the condensed consolidated financial statements. These charges were offset by the release of a valuation allowance related to specific deferred tax assets and for the nine-month period ended September 30, 2011, the reversal of accrued bonuses and a Centers for Medicare and Medicaid Services (“CMS”) bonus payment as the result of the pay for performance demonstration. The following details these items (amounts in millions, except per share data):

	For the Three-Month Periods Ended September 30, 2011			For the Nine-Month Periods Ended September 30, 2011
	(Income) Expense	Net	Diluted EPS	(Income) Expense	Net	Diluted EPS
CMS Bonus	$—	$—	$—	$(4,733)	$(2,864)	$(0.10)
Exit activities	—	—	—	1,073	649	0.02
Goodwill and other intangibles impairment charge	574,114	434,566	15.10	574,114	434,566	15.18
Valuation allowance adjustment	(1,924)	(1,924)	(0.07)	(1,924)	(1,924)	(0.07)
Bonus reversal	—	—	—	(1,500)	(908)	(0.03)
Certain costs	2,699	1,633	0.06	8,670	5,247	0.18

Total	$574,889	$434,275	$15.09	$575,700	$434,766	$15.18

During the three-month period ended September 30, 2010, we incurred certain costs associated with the realignment of operations including severance and legal expenses related to the United States Committee on Finance inquiry and SEC investigation. In addition, for the nine-month period ended September 30, 2010, certain costs include the reversal of accrued bonuses during the second quarter of 2010. We also incurred costs associated with our exit activities for the three and nine-month periods ended September 30, 2010, which includes $0.9 million for the write-off of intangibles. During the three-month period ended September 30, 2010, we settled our Georgia indigent care liability and during the three-month period ended June 30, 2010, we received a CMS bonus payment as the result of the pay for performance demonstration. The following details these items (amounts in millions, except per share data):

	For the Three-Month Periods Ended September 30, 2010			For the Nine-Month Periods Ended September 30, 2010
	(Income) Expense	Net	Diluted EPS	(Income) Expense	Net	Diluted EPS
Georgia indigent care liability	$(3,676)	$(2,242)	$(0.08)	$(3,676)	$(2,242)	$(0.08)
CMS bonsus	—	—	—	(3,587)	(2,188)	(0.08)
Exit activities	6,904	4,212	0.15	8,340	5,087	0.18
Bonus reversal	—	—	—	(3,097)	(1,889)	(0.07)
Certain costs	3,051	1,861	0.06	9,500	5,795	0.21

Total	$6,279	$3,831	$0.13	$7,480	$4,563	$0.16

(3)	Adjusted EBITDA is defined as net (loss) income attributable to Amedisys, Inc. before provision for income taxes, net interest expense, depreciation and amortization plus certain items as described in footnote 2. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(4)	Adjusted net service revenue is defined as net service revenue plus certain items as described in footnote 2. Adjusted net service revenue should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net service revenue may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.
(5)	Adjusted net income attributable to Amedisys, Inc. is defined as net (loss) income attributable to Amedisys, Inc. plus certain items as described in footnote 2. Adjusted net income attributable to Amedisys, Inc. should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net income attributable to Amedisys, Inc. may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.
(6)	Adjusted diluted earnings per share is defined as diluted (loss) earnings per share plus the earnings per share effect of certain items as described in footnote 2. Adjusted diluted earnings per share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators or operating performance. This calculation of adjusted diluted earnings per share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.